EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                AJ. ROBBINS, P.C.

A.J. ROBBINS, P.C. CERTIFIED PUBLIC ACCOUNTANTS 216 SIXTEENTH STREET
SUITE 600
DENVER, CO 80202


CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement of Motorsports Emporium, Inc., on Form S-8, of our report dated March 8, 2003, (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern) of Ten Stix Inc. for the year ended December 31, 2002, and all references to our firm included in this Registration Statement.

AJ. ROBBINS, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado

December 15, 2004